UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 5, 2004

Date of Report (Date of earliest event reported)

U.S.I. Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Pleasantville Road

Briarcliff Manor, NY 10510

(Address of principal executive offices)

(914) 749-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

U.S.I. Holdings Corporation (“USI”) today confirmed its previously announced 2004 guidance provided during its fourth quarter 2003 earnings call on February 13, 2004. USI confirmed its previously announced financial performance measures regarding earnings, margins and organic growth. In addition, the Company believes its recently announced acquisition of Bertholon-Rowland Corp. coupled with its previously announced agreement to acquire Dodge, Warren & Peters, further support the upper end of the range of earnings expectations provided for the full year ending December 31, 2004. USI expects to close the acquisition of Dodge, Warren & Peters during the second quarter of 2004.

This filing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements about the expected close of the acquisition of Dodge, Warren & Peters and the future business and financial performance of USI resulting from and following the above referenced acquisitions. These statements are based on management’s current expectations and are inherently subject to uncertainties and changes in circumstances. Detailed information about the factors that could cause actual results to differ materially from those described in the forward-looking statements is contained in USI’s filings with the SEC. All forward-looking statements included in this filing are made only as of the date of this filing, and USI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which USI hereafter becomes aware.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2004

U.S.I. HOLDINGS CORPORATION

By:	/s/ Ernest J. Newborn, II
Name:	Ernest J. Newborn, II
Title:	Senior Vice President,
General Counsel and Secretary